UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2010

OXFORD RESIDENTIAL PROPERTIES I LIMITED PARTNERSHIP

(Exact name of Registrant as specified in its charter)

Delaware	0-14533	52-1322906
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Oxford Residential Properties I Limited Partnership, a Delaware limited partnership (the “Registrant”), owns a 100% interest in ORP One, LLC, a Maryland limited liability company (the “Company”). The Company owned Fairlane East Apartments (“Fairlane East”), a 244-unit apartment complex located in Dearborn, Michigan.  On December 13, 2010, the Company sold Fairlane East to  a third party, TMF I Fairlane, LLC, a Delaware limited liability company (the “Purchaser”), for a total sales price of $13,950,000.  Fairlane East was the Company’s sole investment property and the Registrant’s interest in the Company is its sole investment.

In accordance with the terms of the Registrant’s partnership agreement, the Registrant’s managing general partner is currently evaluating the cash requirements of the Registrant to determine what portion of the net sales proceeds will be available to distribute to the Registrant’s partners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OxfordResidential Properties I Limited Partnership

By: Oxford Residential Properties I Corporation
Managing General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: December 17, 2010